UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 7, 2024

Vaccinex, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38624	16-1603202
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1895 Mount Hope Avenue, Rochester, New York	14620
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (585) 271-2700

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	VCNX	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As previously disclosed, on April 11, 2024, Vaccinex, Inc. (the “Company”) received a letter from the Listing Qualifications staff (the “Nasdaq Listing Staff”) of The Nasdaq Stock Market (“Nasdaq”) notifying the Company that based on the financial statements contained in its Form 10-K for the year-ended December 31, 2023, the Company no longer complied with the requirement under Nasdaq Listing Rule 5550(b)(1) to maintain a minimum of $2.5 million in stockholders’ equity for continued listing on the Nasdaq Capital Market (the “Equity Standard”) or the alternative requirements of having a market value of listed securities of $35 million or net income from continuing operations of $500,000 in the most recently completed fiscal year or two of the last three most recently completed fiscal years (the “Alternative Standards”). The notification letter had no immediate effect on the Company’s listing on the Nasdaq Capital Market. On June 5, 2024, Nasdaq notified the Company that it had been provided an extension to regain and evidence compliance on or before September 30, 2024.

On October 7, 2024, the Company received a letter from the Nasdaq Listing Staff stating that the Company had not regained compliance with the Equity Standard or the Alternatives Standards and that, as a result, unless the Company timely requests an appeal of this determination to a Nasdaq Hearings Panel, Nasdaq would move to suspend trading of the Company’s common stock and to have the Company’s securities delisted from the Nasdaq Capital Market. The Company intends to timely appeal the determination, which will automatically stay any suspension or delisting action pending the Hearings Panel’s decision and the expiration of any additional extension period granted by the Hearings Panel following the hearing. As a result, the Company’s common stock is expected to remain listed on the Nasdaq Capital Market through at least that time. However, there can be no assurance that the Hearings Panel will grant the Company’s request for continued listing or that the Company will be able to demonstrate compliance with the Equity Standard or the Alternative Standards within any additional compliance period that may be granted by the Hearings Panel.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Vaccinex, Inc.

Date: October 9, 2024	By:	/s/ Jill Sanchez
Jill Sanchez
Chief Financial Officer